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                                                                    EXHIBIT 99.5

                              FEDDERS CORPORATION

               SHARES OF SERIES A CUMULATIVE SERIES A CUMULATIVE PREFERRED STOCK

   OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO STOCKHOLDERS OF RECORD OF COMMON
                 STOCK AND CLASS B STOCK OF FEDDERS CORPORATION

                                                    , 2003

To Our Clients:

     Enclosed for your consideration are a Prospectus, dated           , 2003
(the "Prospectus"), and the "Instructions as to Use of Fedders Corporation Subscription Rights Certificates" relating to the offering (the "Rights Offering") by Fedders Corporation ("Fedders") of shares of its Series A Cumulative Preferred Stock pursuant to subscription rights (the "Rights") distributed to all holders of record of shares of its Common Stock and Class B
Stock, at the close of business on           , 2003 (the "Record Date"). The
Rights are described in Fedders' Prospectus.

     In the Rights Offering, Fedders is offering an aggregate of shares of its Series A Cumulative Preferred Stock (the "Underlying Shares"), as described in the Prospectus.

     The Rights will expire, if not exercised, at 5:00 p.m., New York City time,
on           , 2003, unless extended in the sole discretion of Fedders (as it may be extended, the "Expiration Date").

     As described in the accompanying Prospectus, you will receive one Right for every ten shares of Common Stock carried by us in your account as of the Record Date.

     Each Right will allow you to subscribe for one share of Series A Cumulative
Preferred Stock (the "Basic Subscription Right") at the cash price of $     per
share (the "Subscription Price").

     In addition, each holder of Rights who exercises his/her Basic Subscription Right in full will be eligible to subscribe (the "Over-Subscription Right") at
the same cash price of $     per share for shares of Series A Cumulative
Preferred Stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Right (the "Excess Shares"), subject to availability and pro ration as described below. Each holder of Rights may only exercise his/her Over-Subscription Right if he/she exercised his/her Basic Subscription Right in full and other holders of subscription Rights do not exercise their Basic Subscription Right in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Right, Fedders will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Rights. "Pro rata" means in proportion to the number of Underlying Shares that each holder of Rights has purchased by exercising his/her Basic Subscription Rights. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than he/she subscribed for under his/her Over-Subscription Right, then Fedders will allocate to him/her only the number of Excess Shares for which he/she subscribed. Fedders will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Rights. See "The Rights Offering -- Subscription Rights" in the Prospectus.

     The Rights will be evidenced by transferable Rights certificates and will be null and void at the close of business on the Expiration Date. The Rights will be transferable until the close of business on the last trading day preceding the Expiration Date, at which time they will cease to have value.

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Series A Cumulative Preferred Stock to
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which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Basic Subscription Right and your Over-Subscription Right, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise the Rights for any shares of Series A Cumulative Preferred Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO GEORGESON SHAREHOLDER, THE INFORMATION AGENT, AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (866) 835-2930.

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                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Series A Cumulative Preferred Stock of Fedders Corporation ("Fedders").

     This will instruct you whether to exercise Rights to purchase shares of Fedders' Series A Cumulative Preferred Stock distributed with respect to the shares of Fedders common stock or Class B stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Fedders Corporation Subscription Rights Certificates."

       Box 1.  [ ]   Please DO NOT EXERCISE RIGHTS for shares of Series A
                     Cumulative Preferred Stock.
       Box 2.  [ ]   Please EXERCISE RIGHTS for shares of Series A Cumulative
                     Preferred Stock as set forth below.

                                          NUMBER     SUBSCRIPTION
                                         OF RIGHTS      PRICE                 PAYMENT
                                         ---------   ------------   ----------------------------
Basic Subscription Right:                        X            =     $    (Line 1)
Over-Subscription Right:                         X            =     $    (Line 2)
                            Total Payment Required            =     $    (Sum of Lines 1 and 2;
                                                                         must equal total of
                                                                         amounts in Boxes 3
                                                                         and 4.)

       Box 3.  [ ]   Payment in the following amount is enclosed $        .
       Box 4.  [ ]   Please deduct payment from the following account maintained by you as follows:

       ------------------------              ------------------------------
       Type of Account                       Account No.

       Account to be deducted:                         $ ---------------------------
                                             --------------------------------------------------
                                             --------------------------------------------------
                                                                SIGNATURE(S)
                                                    Please type or print name(s) below:
                                             --------------------------------------------------
                                             --------------------------------------------------

Date:                , 2003

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